UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

KleverMarketing. Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission File	(IRS Employer
Of incorporation)	Number)	Identification No.)

955 N 400 W, Suite 8, North Salt Lake, UT 84054
 (Address of principal executive offices) (Zip Code)

PO Box #329, Bountiful, UT 84011-0329
(Preferred address for secured mail receipt and company correspondence)

(801) 951-8066 (new) and/or former telephone number (801) 263-0404
Registrant’s telephone number, including area code

3785 South 700 East, #230. SaltLake City,Utah 84106
 (Former address, which has been changed since last report.)

Item 8 - Other
The registrant considers the following information to be of importance to security holders.

The Company’s Board of Directors previously directed management to facilitate agreements with various vendors and debt holders to significantly reduce vendor and creditor obligations and allow for a material reduction of debt as reported in the balance sheet.  Accordingly, management has executed a number of such agreements, concluded in the third quarter of 2007, that will have a material impact on the financial statements.  An unaudited summary of the agreements and their impact on the financial statements for the third quarter is stated in the following table.  For all debt and interest exchanges for stock, the company issued common stock restricted shares at an issue share price of .25 cents.  Although the company received no cash from these agreements, a material reduction in balance sheet debt, in the amount of $4,412,168, and extraordinary gain from debt restructure in the amount of $2,318,085 will be recorded in the third quarter.

Debt Conversion to Shares to be reported	$2,094,085
Extraordinary income to be reported	$2,318,083

Total Balance sheet reduction of debt to be reported	$4,412,168

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Klever Marketing, Inc.
Date: November 12, 2007

by: /s/ John L. Hastings III,  President & CEO

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